                       [LETTERHEAD OF ERNST & YOUNG LLP]

                                                                EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-2 No. 333-4163) and related Prospectus of Gateway Industries, Inc. for the registration of 3,105,039 shares of its common stock and to the incorporation by reference therein of our report dated April 1, 1996, with respect to the consolidated financial statements of Gateway Industries, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

                                                   Ernst & Young LLP



New York, New York
July 2, 1996